UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
January 5, 2023
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American Assets Trust, Inc.
American Assets Trust, L.P.
(Exact name of registrant as specified in its charter)
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Maryland	001-35030	27-3338708
(American Assets Trust, Inc.)	(American Assets Trust, Inc.)	(American Assets Trust, Inc.)

Maryland	333-202342-01	27-3338894
(American Assets Trust, L.P.)	(American Assets Trust, L.P.)	(American Assets Trust, L.P.)
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3420 Carmel Mountain Road, Suite 100
San Diego, California 92121
(Address of principal executive offices and Zip Code)

(858) 350-2600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On January 5, 2023 (“Effective Date”), American Assets Trust, Inc. (the “Company”) and American Assets Trust, L.P. (the “Operating Partnership”) entered into the Amended and Restated Term Loan Agreement (“Amended and Restated Term Loan Agreement”) with the lenders party thereto, and U.S. Bank National Association, as Administrative Agent, which amends and restates the Term Loan Agreement dated as of March 1, 2016, as amended.

As of the Effective Date, the Amended and Restated Term Loan Agreement increased the aggregate, unsecured borrowings from $150 million to $225 million (as amended and restated, the “Term Loan”) and extended the maturity date of the Term Loan from March 1, 2023 to January 5, 2025, with one, twelve-month extension option, subject to certain conditions. The Term Loan was fully drawn as of the Effective Date.

Additionally, as of the Effective Date, borrowings under the Amended and Restated Term Loan Agreement bear interest at floating rates equal to, at the Operating Partnership’s option, either (1) the greater of (a) zero and (b) the applicable Secured Overnight Financing Rate (“SOFR”) for an interest period of one, three or six months, as selected by the Operating Partnership, plus a SOFR adjustment and a spread (based on the Operating Partnership’s consolidated leverage ratio and applicable year of the Term Loan) ranging from 1.20% to 1.90%, or (2) a base rate equal to the highest of (a) 1.0%, (b) the prime rate, (c) the federal funds rate plus 50 bps and (d) the one-month SOFR, plus a SOFR adjustment and 100 bps, plus, in each case, a spread (based on the Operating Partnership’s consolidated leverage ratio and applicable year of the Term Loan) ranging from 0.20% to 0.90%. Additionally, the Operating Partnership may elect for borrowings to bear interest based on a ratings-based pricing grid based on the Operating Partnership’s then-applicable investment grade debt ratings under the terms set forth in the Amended and Restated Term Loan Agreement.

Prior to entering into the Amended and Restated Term Loan Agreement, the Operating Partnership entered into interest rate swaps that are intended to fix the interest rate associated with the Term Loan at approximately (1) 5.47% for the first year of the Term Loan and (2) 5.57% for the second year of the Term Loan, subject to adjustments based on the Company’s consolidated leverage ratio.

Certain of the banks and financial institutions that are parties to the Amended and Restated Term Loan Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Company, Operating Partnership and their affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the Amended and Restated Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Term Loan Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

On January 5, 2023, the Company and Operating Partnership issued a press release announcing the Amended and Restated Term Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company and Operating Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing. .

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
10.1*
Amended and Restated Term Loan Agreement dated January 5, 2023, by and among the Company, the Operating Partnership, each lender from time-to-time party thereto, and U.S. Bank National Association, as Administrative Agent

99.1*	Press release issued by American Assets Trust, Inc. on January 5, 2023.
*    Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ Adam Wyll
Adam Wyll President and Chief Operating Officer
January 5, 2023

American Assets Trust, L.P.
	By:	/s/ Adam Wyll
Adam Wyll President and Chief Operating Officer
January 5, 2023

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*	Amended and Restated Term Loan Agreement dated January 5, 2023, by and among the Company, the Operating Partnership, each lender from time-to-time party thereto, and U.S. Bank National Association, as Administrative Agent.
99.1*	Press Release issued by American Assets Trust, Inc. on January 5, 2023.

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*    Furnished herewith

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